                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 UroCor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    May 15, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of UroCor, Inc. to be held at 2:00 p.m., C.D.T., on Monday, June 22, 1998, at The Waterford Marriott Hotel, 6300 Waterford Boulevard, Oklahoma City, Oklahoma.

     This year you will be asked to vote in favor of three proposals. The proposals relate to the election of two directors, the approval of an amendment to a stock option plan for management and other key employees and the approval of an employee stock purchase plan. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE PROPOSALS AND URGES THAT YOU RETURN YOUR SIGNED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

     Thank you for your cooperation.

                                        Sincerely,


                                        /s/ William A. Hagstrom

                                        William A. Hagstrom
                                        Chairman of the Board, President and
                                          Chief Executive Officer

                                    UROCOR, INC.
                                800 RESEARCH PARKWAY
                           OKLAHOMA CITY, OKLAHOMA 73104

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON JUNE 22, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UroCor, Inc., a Delaware corporation (the "Company"), will be held on Monday, June 22, 1998, at 2:00 p.m., C.D.T., at The Waterford Marriott Hotel, 6300 Waterford Boulevard, Oklahoma City, Oklahoma for the following purposes:

     1. To elect two persons to serve as directors of the Company for three-year terms or until their respective successors are duly elected and qualified.

     2. To consider and vote on a proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock for which options may be granted under the plan from 1,700,000 to 2,000,000 shares.

     3. To consider and vote on a proposal to approve the UroCor, Inc. 1997 Employee Stock Purchase Plan pursuant to which an aggregate of 300,000 shares of Common Stock would be available for issuance under the plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of Common Stock of the Company of record at the close of business on April 27, 1998, will be entitled to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy card.

                              By Order of the Board of Directors


                              /s/ Socrates H. Choumbakos

                              Socrates H. Choumbakos
                              Senior Vice President, Corporate Planning and
                                Development and Secretary

May 15, 1998

                                     IMPORTANT
     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                    UROCOR, INC.

                                  PROXY STATEMENT
                         FOR ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD JUNE 22, 1998

                                GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished to holders of Common Stock of UroCor, Inc. ("UroCor" or the "Company"), 800 Research Parkway, Oklahoma City, Oklahoma 73104 (Tel. No. 405/290-4000), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held Monday, June 22, 1998, at 2:00 p.m. at The Waterford Marriott Hotel, 6300 Waterford Boulevard, Oklahoma City, Oklahoma, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed herein, for the proposal to approve the First Amendment (the "Amendment") to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan (the "Amended and Restated Stock Option Plan") and for the proposal to approve the UroCor, Inc. 1997 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement and accompanying proxy card are being mailed on or about May 15, 1998, to shareholders of record on April 27, 1998 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 10,360,682 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") and only the holders of record on the Record Date shall be entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the stockholders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the transaction of business at the meeting.

                         MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:  ELECTION OF DIRECTORS

     At the meeting two directors are to be elected, constituting all of the Class II directors. The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes of directors (Class I, Class II and Class III), with the term of each class expiring at successive annual stockholders' meetings. All nominees are elected for three-year terms. Each director will serve until the annual meeting of stockholders at which his term expires, or until his respective successor is duly elected and qualified or his earlier resignation or removal. The terms of office of Aaron Beam, Jr. and Thomas C. Ramey expire at the meeting, and they are both proposed as nominees for terms expiring at the 2001 Annual Meeting of Stockholders. It is the intention of the persons named in the proxies for the holders of the Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of such director position. In accordance with the Company's by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

     The following table sets forth certain information with respect to the director nominees and the Company's other directors:



                                                                                  DIRECTOR
                                   AGE  POSITION WITH THE COMPANY                  SINCE
NOMINEES FOR ELECTION FOR TERMS
EXPIRING AT THE 2001 ANNUAL
MEETING OF STOCKHOLDERS

Aaron Beam, Jr.                    54   Director                                     1997

Thomas C. Ramey                    54   Director                                     1997

DIRECTORS WHOSE TERMS EXPIRE AT
THE 1999 ANNUAL MEETING OF
STOCKHOLDERS

Paul A. Brown, M.D.                60   Director                                     1988

Michael E. Herbert                 53   Director                                     1994

William A. Hagstrom                40   Chairman of the Board, President and         1989
                                        Chief Executive Officer

DIRECTORS WHOSE TERMS EXPIRE AT
THE 2000 ANNUAL MEETING OF
STOCKHOLDERS

Herbert J. Conrad                  65   Director                                     1993

Louis M. Sherwood, M.D.            61   Director                                     1993

BACKGROUND OF NOMINEES FOR DIRECTOR AND DIRECTORS

     AARON BEAM, JR. Mr. Beam has been a director since December 1997. From January 1984 until his retirement in October 1997, Mr. Beam was the Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, a provider of outpatient surgery and rehabilitative healthcare services, which he co-founded. From May 1980 to December 1983, Mr. Beam served as Controller of the Shared Services Division of Lifemark Corporation, a healthcare company. Mr. Beam is also a director of Ramsay Healthcare, a healthcare company.

     THOMAS C. RAMEY. Mr. Ramey has been a director since December 1997. Since December 1997, Mr. Ramey has served as President of Liberty International, responsible for the international businesses of Liberty Mutual Group, a diversified financial services company. Mr. Ramey assumed his current position with Liberty Mutual Group after having served as Executive Vice President from March 1995 and as Senior Vice President, responsible for Liberty Mutual's workers compensation and managed health care products and services from July 1992. From March 1986 to June 1992, Mr. Ramey was the President and Chief Executive Officer of American International Healthcare, a subsidiary of American International Group, a managed healthcare company.

     PAUL  A. BROWN, M.D.  Dr. Brown has been a director since November 1988.
He has been Chairman of the Board and Chief Executive Officer of HEARx Ltd., a hearing care organization, for the past six years. Prior to founding HEARx, Dr. Brown was founder and Chairman of the Board of MetPath Inc. Dr. Brown is an emeritus member of the Board of Trustees of Tufts University, past Chairman of the Board of Overseers of the Tufts University School of Medicine, a member of the visiting committee of Boston University School of Medicine and a part-time member of the Columbia University College of Physicians and Surgeons.

     MICHAEL  E. HERBERT.  Mr.  Herbert has been a director since July 1994.
Mr. Herbert was the founder of Physicians Health Services, Inc. ("PHS"), an individual practice association health maintenance organization ("IPA/HMO"), and served as President and Chief Executive Officer through August 1996, at which time he became Co-Chief Executive Officer. PHS was acquired in January 1998 by Foundation Health Systems, Inc. and Mr. Herbert continues in his role as Co-Chief Executive Officer. Mr. Herbert has been associated with PHS since 1976, prior to which he was Vice President of InterStudy, a national health policy research firm. Mr. Herbert is Chairman of the American Association of Health Plans and is past Chairman of the American Managed Care and Review Association.

     WILLIAM A. HAGSTROM. Mr. Hagstrom has been a director of the Company and served as President and Chief Executive Officer of the Company since November 1989. Mr. Hagstrom was appointed Chairman of the Board of Directors in September 1994. Before joining the Company, Mr. Hagstrom was Vice President of the Scientific Products Division of Baxter-Travenol, a medical products company, where he served in various marketing, sales, product planning and general management positions from November 1985 to November 1989. Prior to joining Baxter-Travenol, he spent three years at American Hospital Supply Corp. until it was acquired by Baxter-Travenol and three years at Becton Dickinson & Co. in various management positions. Mr. Hagstrom is also a director of ZymeTx, Inc.

     HERBERT J. CONRAD. Mr. Conrad has been a director since October 1993. Until his retirement in August 1993, Mr. Conrad worked for 33 years at Hoffmann-LaRoche, Inc., a pharmaceutical company. He held senior management positions in marketing, business and strategic planning and public affairs. For the last 16 years of his career at Hoffmann-LaRoche, he was President of the United States Pharmaceuticals Division and Senior Vice President of Hoffmann-LaRoche and a member of its Executive Committee and Board of Directors. Mr. Conrad is also a director of several pharmaceutical and biotechnology companies, including Dura Pharmaceuticals, Biotechnology General, Gensia
Sicor, and Gen-Vec.

     LOUIS M. SHERWOOD, M.D. Dr. Sherwood has been a director since October 1993. Since 1992, Dr. Sherwood has been Senior Vice President, U.S. Medical and Scientific Affairs, of Merck & Co., a pharmaceutical company which he joined in 1987. His previous academic appointments include seven years as Baumritter Professor and Chairman of the Department of Medicine at Albert Einstein College of Medicine, Professor of Biochemistry and Physician in Chief at Montefiore Medical Center, as well as eight years as Chairman of Medicine at the Michael Reese Medical Center and Professor of Medicine at the University of Chicago. He also served as Chief of Endocrinology at Beth Israel Hospital and Associate Professor of Medicine at Harvard Medical School.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Stock Plan Committee and a Nominating Committee. During the fiscal year ended December 31, 1997, the Board of Directors met eight times, the Audit Committee met two times, the Compensation Committee met once and the Nominating Committee met once. All actions of the Stock Plan Committee were by unanimous consent. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he is a member.

     AUDIT COMMITTEE. Dr. Brown and Mr. Conrad are the current members of the Audit Committee. The Audit Committee recommends the independent public accountants appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     COMPENSATION COMMITTEE. Dr. Brown, Mr. Conrad and Mr. Herbert, none of whom is an employee of the Company, are the current members of the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's directors, executive officers and key employees.

     STOCK PLAN COMMITTEE. Mr. Conrad and Mr. Herbert are the current members of the Stock Plan Committee. The Stock Plan Committee acts as the administrative committee for the stock plans of the Company, including the Amended and Restated Stock Option Plan, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan.

     NOMINATING COMMITTEE. Dr. Brown, Mr. Conrad and Mr. Herbert are the current members of the Nominating Committee. The Nominating Committee recommends nominees for election as directors and persons to fill director vacancies and newly created directorships, selects the individuals to vote solicited proxies at stockholder meetings, reviews proxy comments received from stockholders relating to the Board of Directors, reviews stockholders' suggestions of nominees for director that are submitted in accordance with the provisions of the by-laws of the Company and reviews and makes recommendations to the Board of Directors regarding the organization and structure of the Board.

PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN

GENERAL

     At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the Amendment to the Amended and Restated Stock Option Plan. Approval of the Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed Amendment is set forth in full in ANNEX A to this proxy statement. The Amendment increases the aggregate number of shares of Common Stock for which options may be granted under the Amended and Restated Stock Option Plan from 1,700,000 to 2,000,000.

REASONS FOR THE AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN

     The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees, directors and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The Company anticipates that the number of shares of Common Stock available under the Amended and Restated Stock Option Plan will be depleted by June 1999, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to increase the number of shares of Common Stock available for grant of options under the Amended and Restated Stock Option Plan.

     To provide additional shares of Common Stock for which options may be granted under the Amended and Restated Stock Option Plan, the Board of Directors has approved the Amendment and has directed that the same be presented to the stockholders for their approval.

CERTAIN CONSIDERATIONS

     Stockholders should note that certain disadvantages may result from approval of the Amendment, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT. Approval of the Amendment requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the Amendment. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote will have the same effect as a vote against the proposal.

PROPOSAL 3:  APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

GENERAL
      At the meeting, the stockholders of the Company will be asked to vote upon a proposal to approve the Employee Stock Purchase Plan. Approval of the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the votes of the shares of Common Stock that are outstanding as of the Record Date. The text of the proposed Employee Stock Purchase Plan is set forth in full in ANNEX B to this proxy statement. The Employee Stock Purchase Plan allows eligible employees to authorize payroll deductions for the periodic purchase of Company Common Stock at a discount.

REASONS FOR THE EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees. Providing an opportunity to hold an equity interest in the Company assists the Company in retaining management and key employees, which is critical to the Company's success.

CERTAIN CONSIDERATIONS

     Stockholders should note that certain disadvantages may result from the adoption of the Employee Stock Purchase Plan, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if shares of Common Stock are acquired under the plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN. Approval of the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock that are outstanding as of the Record Date. If not otherwise provided, proxies will be voted "FOR" approval of the Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. Therefore, an abstention or broker non-vote has the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 16, 1998 with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and the directors of the Company and (iii) all executive officers and directors of the Company as a group.



                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)
                                                    ---------------------------------------------

BENEFICIAL OWNER(1)                                           SHARES              %
-------------------                                       --------------   --------------
Ticonderoga Capital Inc. and related entities(3)
535 Madison Avenue
New York, NY  10022                                          1,129,198           10.9

Wellington Management Company, LLP(4)
75 State Street
Boston, MA  02109                                            1,007,300            9.7

The Capital Group Companies, Inc.(5)
333 South Hope Street
Los Angeles, CA  90071                                         815,000            7.9

Weiss, Peck & Greer Investments(6)
One New York Plaza
New York, NY 10004                                             618,200            6.0

Aaron Beam, Jr.
 Director                                                            -              -

Paul A. Brown, M.D.
 Director(7)                                                    10,000              *

Herbert J. Conrad
 Director(8)                                                    29,000              *

Michael E. Herbert
 Director(9)                                                    17,500              *

Thomas C. Ramey
 Director                                                            -              -

Louis M. Sherwood, M.D.
 Director(10)                                                   23,000              *

William A. Hagstrom(11)
 Chairman of the Board, President and Chief
 Executive Officer                                             388,022            3.7

Socrates H. Choumbakos(12)
 Vice President, Corporate Development, Chief
 Financial Officer and Secretary                               142,160            1.4

Mark G. Dimitroff(13)
 Vice President and General Manager
 UroDiagnostics Group                                          141,528            1.4

Robert W. Veltri, Ph.D.(14)
 Vice President and General Manager UroSciences
 Group                                                         143,134            1.4

Kathryn L.W. Ingerly(15)
 Vice President Disease Management Information
 Systems                                                        21,000              *

All executive officers, directors and nominees as a
group (14 persons)(16)                                         990,210            9.1


------------------
*   Less than 1%.

(l) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days have been exercised or converted.

(2) Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 1,124,028 shares held by Concord Partners II, L.P., and 5,170 shares held by Concord Partners Japan, Limited, each of which is a private venture capital fund managed by Ticonderoga Capital Inc. Information with respect to such beneficial owners was obtained from their reports on Schedule 13D dated January 12, 1998 and March 9, 1998, as received by the Company, and from the Company's stock records.

(4) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 9, 1998, as received by the Company.

(5) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 11, 1998, as received by the Company.

(6) Information with respect to the ownership of such beneficial owner was obtained from its report on Schedule 13G dated February 10, 1998, as received by the Company.

(7) The beneficial owner's shares set forth in the table include 10,000 shares of Common Stock issuable upon the exercise of certain stock options.

(8) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(9) The beneficial owner's shares set forth in the table include 17,500 shares of Common Stock issuable upon the exercise of certain stock options.

(10) The beneficial owner's shares set forth in the table include 20,000 shares of Common Stock issuable upon the exercise of certain stock options.

(11) The beneficial owner's shares set forth in the table include 154,980 shares of Common Stock issuable upon the exercise of certain stock options.

(12) The beneficial owner's shares set forth in the table include 108,160 shares of Common Stock issuable upon the exercise of certain stock options.

(13) The beneficial owner's shares set forth in the table include 64,484 shares of Common Stock issuable upon the exercise of certain stock options.

(14) The beneficial owner's shares set forth in the table include 69,300 shares of Common Stock issuable upon the exercise of certain stock options.

(15) The beneficial owner's shares set forth in the table include 21,000 shares of Common Stock issuable upon the exercise of certain stock options.

(16) See notes (7) through (15) to this table. The beneficial owners' shares set forth in this table include an aggregate of 535,290 shares of Common Stock issuable upon the exercise of certain stock options and warrants.

                        EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth the names and backgrounds of the Company's executive officers and certain key employees.

EXECUTIVE OFFICERS AND KEY EMPLOYEES



                                                                                 DATE OF
NAME                                    OFFICES HELD                          FIRST ELECTION      AGE
William A. Hagstrom           Chairman of the Board, President and              November 1989     40
                              Chief Executive Officer

Socrates H. Choumbakos        Senior Vice President, Corporate Planning          June 1992        53
                              and Development and Secretary

Mark G. Dimitroff             Vice President and General Manager                April 1990        51
                              UroDiagnostics Group

Robert W. Veltri, Ph. D.      Vice President and General Manager               October 1990       56
                              UroSciences Group

Kathryn L.W. Ingerly          Vice President Disease Management                  April 1996       38
                              Information Systems

Karl K. Nigg                  Vice President, UroTherapeutic                    February 1998     40
                              Business Development

Lou Rye Carmichael            Vice President, Sales and Client                  February 1998     41
                              Relations

Michael N. McDonald           Vice President, Chief Financial Officer,            June 1992       40
                              Treasurer and Assistant Secretary

Gerard J. O'Dowd, M.D.        Medical Director                                   August 1990      47


     For further information regarding Mr. Hagstrom's background, see "Background of Nominees for Director and Directors".

     SOCRATES H. CHOUMBAKOS. Mr. Choumbakos joined the Company in June 1992 as Vice President, Corporate Development, Chief Financial Officer and Secretary, and became Senior Vice President, Corporate Planning and Development in May 1997. Before joining the Company, Mr. Choumbakos was President of Venture Development Group, a corporate and business development consulting firm, from March 1988 to June 1992. From March 1988 to December 1990, Mr. Choumbakos was also Vice President and Chief Financial Officer of Creative Business Strategies, Inc., a business development consulting firm. From August 1979 to March 1988, Mr. Choumbakos was Director of Corporate Development at Becton Dickinson & Co., a medical products company. Prior to 1979, he was a Senior Manager with Price Waterhouse & Co. where he worked for 13 years.

     MARK G. DIMITROFF.   Mr. Dimitroff joined the Company in April 1990 as Vice
President, Marketing and Sales and became Vice President and General Manager UroDiagnostics Group in October 1994. Before joining the Company, Mr. Dimitroff served as Vice President, Marketing and Sales for Dianon Systems, Inc., an oncology specialty reference laboratory, from 1984 to April 1990. Prior to 1984, he held senior marketing and sales management positions with MetPath Inc., a large general reference laboratory, and American Hospital Supply Corp.

     ROBERT W. VELTRI, PH.D.   Dr. Veltri joined the Company in October 1990 as
Vice President, Product Planning and Technology Development and Chief Scientific Officer, and became Vice President and General Manager UroSciences Group in October 1994. Before joining the Company, Dr. Veltri was the Executive Vice President and Chief Technical Officer at Theracel, Inc., a therapeutics development company, from 1988 to October 1990. From 1984 to 1988, he was a founder and President and Chief Executive Officer of American Biotechnology Company, the predecessor to Theracel, Inc. Prior to 1984, Dr. Veltri held various positions with Cooper Biomedical Inc., a diagnostic products company, and West Virginia University Medical School.

     KATHRYN L. W. INGERLY. Ms. Ingerly joined the Company in April 1996 as Vice President Disease Management Information Systems. Before joining the Company, Ms. Ingerly was the President and Chief Executive Officer of Ingerly Alliance Partners, L.L.C., an information technology consulting company since January 1995. From September 1988 through December 1994, Ms. Ingerly held various positions with Market Investment Solutions, a software development and services company, most recently as President and Chief Executive Officer. Prior to 1988, Ms. Ingerly was the Financial and Systems Manager of the Cleo Wallace Center, a regional health care provider in Denver, Colorado.

     KARL K. NIGG. Mr. Nigg joined the Company in February 1998 as Vice President, UroTherapeutic Business Development. Mr. Nigg had senior management responsibilities for operations, marketing, sales and sourcing for Amersham Healthcare, a pharmaceutical, medical equipment and consumer health care products company, from June 1990 to October 1993, at which time he was promoted to the position of Vice President, Pharmacy Operations. In January 1996, Mr. Nigg was promoted to Vice President Sales/Pharmacy Operations covering 26 states, a position he held until August 1997.

     LOU RYE CARMICHAEL. Ms. Carmichael joined the Company in April 1990 as Manager, Telemarketing and was promoted to Marketing Manager in April 1992. Ms. Carmichael assumed the position of Director, Human Resources from July 1995 to September 1996. She has been Director, Sales and Client Relations since that time and assumed her current position of Vice President, Sales and Client Relations in February 1998. Ms. Carmichael managed the Eveready Telephone Sales Center for Ralston Purina prior to joining UroCor.

     MICHAEL  N.  MCDONALD.   Mr. McDonald  joined the Company in June 1992 as
Controller and Assistant Secretary, was promoted to Director of Finance and Administration and Treasurer in October 1994 and assumed his current role as Vice President and Chief Financial Officer in May 1997. Before joining the Company, Mr. McDonald was a Manager in the Accounting and Audit Division at Arthur Andersen LLP where he served in various capacities from December 1980 to June 1992.

     GERARD J. O'DOWD, M.D. Dr. O'Dowd joined the Company in August 1990 as Medical Director. Before joining the Company, Dr. O'Dowd was in private practice specializing in fine needle aspiration cytology and served as a pathologist for a regional reference laboratory in the Washington, D.C. area from January 1988 to August 1990. From 1983 to December 1987, Dr. O'Dowd served on the staff of George Washington Medical Center where he was Chief Pathologist for the Division of Cytopathology and Hematopathology. He received his medical degree from Georgetown University School of Medicine, completed a pathology residency at the University of Utah and was a Cytopathology Fellow at the Medical College of Virginia.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of The Board of Directors (the "Committee"), which is composed of non-employee directors and performs the duties described on page 6 of this Proxy Statement, has furnished the following report on executive compensation.

OVERALL OBJECTIVES AND PHILOSOPHY OF EXECUTIVE COMPENSATION PROGRAM

     The Company's basic philosophy is to align executive compensation with increases in stockholder value through growth in sales and operating profits. Primarily, this is accomplished through the use of stock options, which provide compensation in direct proportion to increases in stockholder value. In addition, the Company believes it is important to emphasize teamwork and active participation by all employees. This is accomplished through providing options to essentially all full-time, exempt employees, and through cash incentives, through which both executives and employees receive cash
bonuses based on Company-wide financial goals.   In August 1997, the Board of
Directors also approved the Employee Stock Purchase Plan, to further encourage ownership of the Company's stock by all employees.

EXECUTIVE COMPENSATION PROGRAMS

     The Company's compensation programs consist of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

     BASE SALARY. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to maintain base compensation levels comparable to its competitors and other companies in similar stages of development.

     The Committee evaluated the base salary of the Chairman of the Board, Chief Executive Officer and President of the Company in January 1998 and recommended that his annual compensation level be increased by 27% to $248,500. In setting Mr. Hagstrom's 1998 salary, the Committee considered strategic results for 1997, Mr. Hagstrom's individual performance and contributions and the approximately 18-month period since his last salary adjustment. The Committee also reviewed multiple surveys on executive compensation levels for emerging growth companies in various industries to ensure that such salary level is competitive with comparable companies.

     ANNUAL INCENTIVE COMPENSATION. Annual incentive compensation for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company. The Company's senior management and executive officers are eligible to receive annual cash bonus awards which are linked directly to the Company's revenue and operating income and achievement of individual goals and nonfinancial corporate goals. Actual awards are subject to decrease or increase based on level of attainment and are completely at the discretion of the Committee. Since the 1997 financial goals established by the Board of Directors in late 1996 were not achieved, the Committee determined that no incentive compensation should be paid for 1997. The Committee has made awards to the executive officers named in the Summary Compensation Table under this plan during the previous three years, with the exception of Ms. Ingerly, who received awards for 1996 and 1997, her first two years with the Company.

     STOCK OPTION PROGRAM. Total compensation for executive officers also includes long-term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between the Company's executive officers and stockholders due to the fact that executives realize gains only if the stock price increases over the fair market value at the date of grant and the executives exercise their options. In determining the amount of such grants, the Stock Plan Committee of the Company's Board of Directors evaluates the job level of the executive, responsibilities of the executive, and competitive practices in the industry. All options are granted at 100% of fair market value at the date of grant. Options vest over a period of three years to five years (in the case of options awarded to all employees), subject to acceleration based on Company performance (in the case of special option grants to executives).
The long-term value realized by executives through option exercises can be directly linked to the enhancement of stockholder value.

     For the year ended December 31, 1997, the Stock Plan Committee awarded additional stock options to the executive officers named in the Summary Compensation Table for the purchase of a total of 85,000 shares of Common Stock at $10.00 per share, the fair market value of the Common Stock on the date of grant. These options were granted to vest over three years, subject to acceleration to full vesting in one year if certain financial goals were attained for 1997. Because such financial goals were not attained for the year, no such acceleration occurred. Subsequent to December 31, 1997, the Stock Plan Committee awarded additional stock options to purchase 42,500 shares of Common Stock at $7 1/16 per share, the fair market value of the Common Stock at such date, to the executive officers named in the Summary Compensation Table. These options will vest over three years, subject to acceleration to full vesting in one year if certain financial goals are attained in 1998.

FUTURE CONSIDERATIONS AND CONCLUSION

     The Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other comparable companies. The Committee also believes that any amounts paid under the annual incentive plan appropriately relate to corporate and individual performance, yielding awards that are directly related to the annual financial and operational results of the Company. Finally, the Committee believes that the Company's stock option and stock purchase plans provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

                              COMPENSATION COMMITTEE OF THE
                                BOARD OF DIRECTORS

                              Paul A. Brown, M.D.
                              Herbert J. Conrad
                              Michael E. Herbert

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning the Chief Executive Officer and each of the Company's other four most highly compensated executive officers as to whom the total annual salary and bonus for the fiscal year ended December 31, 1997, exceeded $100,000.

                              SUMMARY COMPENSATION TABLE



                                                                                                 LONG TERM
                                                            ANNUAL COMPENSATION                 COMPENSATION
                                                  ----------------------------------------     -------------

                                                                                OTHER            SECURITIES
                                                                                ANNUAL           UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL                              SALARY        BONUS        COMPENSATION          OPTIONS         COMPENSATION
      POSITION                    YEAR             ($)           ($)             ($)               (#) (1)              ($)
-----------------------         --------        ----------     --------    ---------------     -------------      --------------
William A. Hagstrom,              1997            194,979       72,905            --               25,000               --
  Chairman of the                 1996            181,774       38,532            --                  --                --
  Board, President                1995            160,202       31,522            --               60,000               --
  and Chief Executive
  Officer


Socrates H. Choumbakos,           1997            146,487       24,994            --               15,000               --
  Senior Vice President           1996            134,820       24,851            --                  --                --
  Corporate Development,          1995            129,585       15,700            --               30,000               --
  and Secretary


Mark G. Dimitroff,                1997            148,480       34,627            --               15,000               --
  Vice President and              1996            144,116       23,451            --                --                  --
  General Manager                 1995            129,909       18,435            --               40,000               --
  UroDiagnostics Group

Robert W. Veltri,  Ph.D.          1997            144,154       30,328            --               15,000               --
  Vice President and              1996            139,258       19,324            --                   --               --
  General Manager                 1995            126,404       15,431            --               30,000               --
  UroSciences Group


Kathryn L. W. Ingerly             1997            120,000       20,925            --               15,000               --
  Vice President Disease          1996             84,923(2)       --             --               40,000               --
  Management Information          1995               --            --             --                 --                 --
  Systems



(1) Represents shares issuable pursuant to stock options granted under a stock option plan.
(2)  Employment began March 31, 1996.

OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1997, to each of the executive officers named in the Summary Compensation Table.

                 OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                         OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                             INDIVIDUAL GRANTS
 --------------------------------------------------------------------------------------------------
                                                                                                             POTENTIAL REALIZED
                               NUMBER OF           % OF TOTAL                                                 VALUE AT ASSUMED
                              SECURITIES             OPTIONS           EXERCISE                                ANNUAL RATES OF
                              UNDERLYING           GRANTED TO           OR BASE                                  STOCK PRICE
                                OPTIONS           EMPLOYEES IN           PRICE           EXPIRATION            APPRECIATION FOR
           NAME             GRANTED (#) (1)        FISCAL YEAR         ($/SHARE)            DATE                 OPTION TERM
 -----------------------  ------------------   ------------------   --------------   ------------------   ------------------------

                                                                                                             5% ($)        10% ($)
                                                                                                          -----------   ----------
 William A. Hagstrom            25,000                 5.7               10.00         March 20, 2007       131,772       357,908

 Socrates H. Choumbakos         15,000                 3.4               10.00         March 20, 2007        79,063       214,745

 Mark G. Dimitroff              15,000                 3.4               10.00         March 20, 2007        79,063       214,745

 Robert W. Veltri, Ph.D.        15,000                 3.4               10.00         March 20, 2007        79,063       214,745

 Kathryn L.W. Ingerly           15,000                 3.4               10.00         March 20, 2007        79,063       214,745


(1) Represents shares of Common Stock issuable pursuant to an incentive stock option granted under a stock option plan. These options shall vest 33 1/3% on each March 20, 1998, March 20, 1999 and March 20, 2000.

     The following table sets forth information concerning the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 1997. None of such executive officers exercised any stock options during the year ended December 31, 1997.


                                     OPTION VALUES AT DECEMBER 31, 1997

                                                NUMBER OF
                                          SECURITIES UNDERLYING
                                           UNEXERCISED OPTIONS                       VALUE OF UNEXERCISED
                                          AT DECEMBER 31, 1997                     IN-THE-MONEY OPTIONS AT
                                               (# SHARES)                         DECEMBER 31, 1997 ($) (1)
                                 --------------------------------------      ------------------------------------

                NAME                EXERCISABLE           UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
----------------------------     -------------------     --------------      ----------------     ---------------
William A. Hagstrom                         146,646               45,000             757,388               88,750

Socrates H. Choumbakos                      103,160               29,040             567,733               66,343

Mark G. Dimitroff                            59,484               28,334             296,778               59,170

Robert W. Veltri,  Ph.D.                     64,300               25,000             329,631               44,375

Kathryn L.W. Ingerly                          8,000               47,000                --                   --



(1) Based on a price of $6 3/16, the closing price of the Common Stock on December 31, 1997, as reported by the Nasdaq Stock Market.

PERFORMANCE PRESENTATION

     The following performance graph compares the performance of the Common Stock on an indexed basis to Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market - US Companies ("Nasdaq US Companies") and a CRSP index of Nasdaq Stock Market health services companies for Nasdaq companies with SIC codes beginning with 80 ("Nasdaq Health Services Companies"). Information with respect to the Common Stock, the Nasdaq US Companies and the Nasdaq Health Services Companies is from May 16, 1996, the effective date of the Company's initial public offering. The graph assumes that the value of the investment in the Common Stock and each index was $100 at May 16, 1996, and that all dividends were reinvested. The Company will provide the names of the companies included in the Nasdaq Health Services Companies upon written request to the Investor Relations Department of the Company.


                                       [GRAPH]



                                   5/16/96   6/28/96   9/30/96   12/31/96  3/31/97   6/30/97   9/30/97   12/31/97
                                   -------   -------   -------   --------  -------   -------   -------   --------
UroCor, Inc.                       100.0     111.4     114.8      86.9      84.1      85.2      79.6      56.3

Nasdaq US Companies                100.0      95.9      99.3     104.2      98.6     116.6     136.3     127.9

Nasdaq Health Services Companies   100.0      96.2      95.9      84.8      79.6      88.9      96.7      86.9



Note: The indices are reweighed daily, using the market capitalization on the previous trading day.

COMPENSATION OF DIRECTORS

     Each director receives reimbursement for expenses related to attendance at Board meetings. Mr. Conrad, Mr. Herbert, Dr. Sherwood, Mr. Ramey, and Mr. Beam also each receive $1,500 for each meeting of the Board of Directors attended. Dr. Brown began receiving $1,500 for each meeting attended in the fourth quarter of 1997.

EMPLOYMENT AGREEMENTS

     Mr. Hagstrom entered into an employment agreement with the Company in January 1990. Under the terms of such agreement, Mr. Hagstrom serves as President and Chief Executive Officer. The term of the agreement is for one year, with automatic renewals indefinitely for further successive one-year periods unless terminated by either party. The Company may terminate the agreement upon Mr. Hagstrom's death or disability or for cause (as that term is defined therein). The Company may terminate the agreement at any time without cause, provided that the Company continues to pay Mr. Hagstrom at his then current base salary rate, on a monthly basis, for six months following the effective date of termination. Pursuant to the terms of the agreement, the Company may pay Mr. Hagstrom bonuses in such amounts as the Board of Directors in its sole discretion may determine.

     Messrs. Choumbakos and Dimitroff, Dr. Veltri and Ms. Ingerly each have entered into agreements with the Company regarding the respective terms of their employment. None of such agreements provide for fixed periods of employment. The agreement with Mr. Choumbakos provides for a current base salary of $157,200, subject to annual review, a bonus of up to 25% of his annual base salary and a severance obligation of six months upon termination without cause. The agreement with Mr. Dimitroff provides for a current base salary of $161,800, subject to annual review, and a bonus of up to 30% of his annual base salary. In April 1996, the Company's Board of Directors approved a severance obligation for Mr. Dimitroff of six months upon termination of employment without cause. The agreement with Dr. Veltri provides for a current base salary of $159,300, subject to annual review, a bonus of up to 25% of his annual base salary and a severance obligation of three months upon termination without cause. In April 1996, the Company's Board of Directors approved an increase in Dr. Veltri's bonus to up to 30% of his annual base salary and an increase in his severance obligation to six months upon termination of employment without cause. The agreement with Ms. Ingerly provides for a current base salary of $136,800, subject to annual review, a bonus of up to 30% of her annual base salary and a severance obligation of three months upon termination without cause.

TRANSACTIONS

     The Company paid consulting fees to Dr. Paul A. Brown, a director of the Company, for consultation on business and scientific matters totaling $24,000 through the third quarter of 1997.

     In June and December 1997, the Company loaned $13,500 to Lou Rye Carmichael and $20,000 to Michael N. McDonald, respectively, executive officers of the Company, to enable them to satisfy their respective federal income tax liabilities incurred in connection with their exercise of stock options granted to them pursuant to the Amended and Restated Stock Option Plan. The loan to Lou Rye Carmichael is due May 29, 1998 and the loan to Michael N. McDonald is due December 11, 1998. Both loans bear interest at an annual rate of 7.5%.

                          DESCRIPTION OF COMPANY STOCK PLANS

     Pursuant to applicable federal securities laws, the Company is required to furnish to its stockholders in this proxy statement certain information with respect to the Amended and Restated Stock Option Plan and the Employee Stock Purchase Plan. For information concerning these plans, see "Proposal 2:
Approval of the Amendment to the Amended and Restated Stock Option Plan", "Proposal 3: Approval of the Employee Stock Purchase Plan" and the summaries set forth below.

     The following summaries do not purport to be complete summaries of the Company's stock option plans and are qualified in their entirety by reference to the plans.

SUMMARY OF THE AMENDED AND RESTATED STOCK OPTION PLAN

     The Board of Directors adopted and the stockholders approved the Amended and Restated Stock Option Plan in June 1997. The Amended and Restated Stock Option Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are not intended to conform to the requirements of the Code Section ("Non-ISOs"). Under the terms of the Amended and Restated Stock Option Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may not be less than the fair market value of the Common Stock on the date of grant. Options granted under the Amended and Restated Stock Option Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% stockholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash. The Amended and Restated Stock Option Plan currently authorizes: (i) options to acquire up to an aggregate of 1,700,000 shares of Common Stock to be granted; (ii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iii) adjustments to the number and class of shares outstanding pursuant to granted options and reserved under the Amended and Restated Stock Option Plan in the event of a capital adjustment; (iv) an opportunity for outstanding options to be exercised subsequent to a merger or disposition of all of the Company's assets and for the optionee to receive shares to which he would have been entitled prior to such merger or disposition; and (v) grant of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. The Company currently has approximately 332 full-time employees, including 8 executive officers, each of whom may be eligible to receive grants under the Amended and Restated Stock Option Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the Amended and Restated Stock Option Plan at the discretion of a committee of the Board of Directors. The proposed Amendment, the text of which is set forth in full in ANNEX A to this proxy statement, would increase the aggregate number of shares for which options may be granted under the plan from 1,700,000 to 2,000,000.

NEW PLAN BENEFITS

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Amended and Restated Stock Option Plan.



                            NAMES AND POSITION                                PLAN NAME            DOLLAR            NUMBER OF
                            ------------------                                ---------            VALUE $           SHARES (1)
                                                                                                   -------           ----------
 William A. Hagstrom,
 Chairman of the Board, President and Chief Executive Officer  . . . . .         (2)                 (3)              204,146

 Socrates H. Choumbakos,
 Senior Vice President, Corporate Planning and Development . . . . . . .         (2)                 (3)              139,700

 Mark G. Dimitroff,
 Vice President and General Manager
 UroDiagnostics Group  . . . . . . . . . . . . . . . . . . . . . . . . .         (2)                 (3)               95,318

 Robert W. Veltri, Ph.D.
 Vice President and General Manager
 UroSciences Group . . . . . . . . . . . . . . . . . . . . . . . . . . .         (2)                 (3)               96,800

 Kathryn L. W. Ingerly
 Vice President Disease Management
 Information Systems . . . . . . . . . . . . . . . . . . . . . . . . . .         (2)                 (3)               62,500

 Executive Officers as a Group (8 persons, including
  the executive officers named above)  . . . . . . . . . . . . . . . . .         (2)                 (3)              775,964

 Non-Executive Director Group  . . . . . . . . . . . . . . . . . . . . .         (2)                 (3)               50,000

 Non-Executive Officer Employee Group  . . . . . . . . . . . . . . . . .         (2)                 (3)              611,989


-------------

(1) Includes options granted to Mr. Hagstrom to purchase 106,646, 60,000, 25,000 and 12,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Mr. Choumbakos to purchase 67,000, 20,200, 30,000, 15,000 and 7,500 shares of Common Stock on February 26, 1993, January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Mr. Dimitroff to purchase 32,818, 40,000, 15,000 and 7,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Dr. Veltri to purchase 44,300, 30,000, 15,000 and 7,500 shares of Common Stock on January 26, 1994, December 15, 1995, March 20, 1997 and April 16, 1998, respectively; options granted to Ms. Ingerly to purchase 40,000, 15,000 and 7,500 shares of Common Stock on May 1, 1996 and March 20, 1997 and April 16, 1998, respectively; options granted to other members of the Executive Officer Group to purchase 15,000, 5,000, 1,600, 23,400, 30,000, 20,000, 60,000 and
     22,500 shares of Common Stock on February 26, 1993, January 26, 1994, February 21, 1994, December 15, 1995, March 20, 1997, May 5, 1997,
     February 17, 1998 and April 16, 1998, respectively; options granted to members of the Non-Executive Director Group to purchase 12,500, 12,500, 12,500 and 12,500 shares of Common Stock on October 1, 1993, October 29, 1993, July 12, 1994 and September 30, 1994, respectively; and options granted to members of the Non-Executive Officer Employee Group to purchase an aggregate of 611,989 shares of Common Stock on various dates between June 1, 1992 and April 15, 1998.
(2) Amendment and Amended and Restated Stock Option Plan, as amended by the Amendment.

(3) The actual dollar value, if any, a person may realize will depend on the excess of the per share price of the Common Stock over the per share exercise price on the date the option is exercised. All options granted under the Amended and Restated Stock Option Plan on February 26, 1993, October 1, 1993, October 29, 1993, January 26, 1994, February 21, 1994,
     July 12, 1994, September 30, 1994, December 15, 1995, May 1, 1996,
     March 20, 1997, May 5, 1997, February 17, 1998 and April 16, 1998 have exercise prices of $.35, $.75, $.75, $.75, $.75, $1.00, $1.00, $1.75,
     $9.00, $10.00, $9.25, $6.125 and $7.0625 per share, respectively. Options granted to members of the Non-Executive Officer Employee Group under the 1992 Stock Option Plan have exercise prices ranging from $.35 to $12.625 The closing price of the Common Stock on the Record Date was $7.50.

FEDERAL TAX CONSEQUENCES

     Options granted under the Amended and Restated Stock Option Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs which are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

     ISOS. In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Amended and Restated Stock Option Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

     For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

     If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable years in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-ISOS. No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted the Employee Stock Purchase Plan on August 27, 1997, subject to approval by the stockholders of the Company. The Employee Stock Purchase Plan provides for the grant of options to all eligible employees to purchase shares of the Company's stock. Such options may be exercised only on the last day of the applicable offering period for which such options were granted and only with funds accumulated through payroll deductions of between 1% and 10% of an eligible employee's compensation. The maximum number of shares of Common Stock for which each eligible employee may be granted an option during an offering period will be determined by dividing the total amount of such employee's expected payroll deductions during the applicable offering period by 85% of the fair market value of such shares on the first day of the offering period. The price to be paid for each share of Common Stock upon exercise of an option shall be the lesser of (i) 85% of the fair market value on the date of grant of the option and (ii) 85% of the fair market value on the date of exercise. Eligible employees include any employees working more than 20 hours per week. The purposes of the Employee Stock Purchase Plan are to attract and retain the services of experienced and knowledgeable employees and to provide an incentive for such employees to increase their proprietary interests in the Company's long-term success and progress. The Stock Plan Committee will be the administrator of the Employee Stock Purchase Plan. A complete copy of the Employee Stock Purchase Plan is attached to this proxy statement as ANNEX B. The following description of the Employee Stock Purchase Plan is qualified in its entirety by reference to ANNEX B, which is incorporated herein by reference as if fully set forth herein.

     Under the Employee Stock Purchase Plan, an aggregate of 300,000 shares of Common Stock have been authorized and reserved for purchase pursuant to options granted to eligible employees. The first offering period commenced on October 1, 1997 and ends June 30, 1998. Thereafter, the offering periods shall be six month periods commencing on July 1 and January 1. Payroll deductions are made throughout the offering period for each participant.

NEW PLAN BENEFITS

     The following table sets forth information concerning the determinable benefits and amounts that have been received by or allocated to the individuals and groups identified below under the Employee Stock Purchase Plan.



                                                                                                   DOLLAR            NUMBER OF
                           NAMES AND POSITION                                PLAN NAME          VALUE $ (2)          SHARES (3)
                           ------------------                                ---------          -----------          ----------
 William A. Hagstrom,                                                                                -                   -
 Chairman of the Board, President and Chief Executive Officer  . . . .          (1)

 Socrates H. Choumbakos,
 Senior Vice President, Corporate Planning and Development . . . . . .          (1)                14,695              2,794

 Mark G. Dimitroff,
 Vice President and General Manager                                                                                     846
 UroDiagnostics Group  . . . . . . . . . . . . . . . . . . . . . . . .          (1)                4,454

 Robert W. Veltri, Ph.D.
 Vice President and General Manager                                                                                      -
 UroSciences Group . . . . . . . . . . . . . . . . . . . . . . . . . .          (1)                  -

 Kathryn L. W. Ingerly
 Vice President Disease Management
 Information Systems . . . . . . . . . . . . . . . . . . . . . . . . .          (1)                2,400                456

 Executive Officers as a Group (8 persons, including
  the executive officers named above)  . . . . . . . . . . . . . . . .          (1)                29,101              5,531

 Non-Executive Officer Employee Group  . . . . . . . . . . . . . . . .          (1)               124,523              23,636


-------------

(1)  UroCor, Inc. 1997 Employee Stock Purchase Plan
(2) Includes assumed benefits for a full year based upon base salary at December 31, 1997.
(3) Estimate of the shares that would have been purchased at 85% of market price at December 31, 1997 ($5.259 per share).

FEDERAL TAX CONSEQUENCES

     The Employee Stock Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of Common Stock purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will generally be subject to the tax. The amount of the tax will depend upon how long the participant holds the Common Stock. If the participant sells or otherwise disposes of the shares more than two years from the first day of the Offering Period and more than one year from the date of the transfer of the Common Stock to him, then he will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of BEFORE the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Employee Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                     RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's principal independent public accountants for the year ended December 31, 1997 and has been recommended by the Audit Committee to so serve for the current year. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and change in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons, the Company believes that, except as set forth below, no person who, at any time during 1997, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis. Mr. Tippens, a former director of the Company, was required to file a Form 4 on or before March 10, 1997 indicating that he was no longer subject to Section 16 reporting. The Form 4 was filed on May 12, 1997. Mr. Thomas C. Ramey was elected to the Board of Directors of the Company on December 16, 1997. Mr. Ramey was required to file a Form 3 on or before December 26, 1997. Mr. Ramey filed a Form 3 on January 6, 1998. In December 1996, William A. Hagstrom, Chairman of the Board, President and Chief Executive Officer of the Company, gifted shares of Common Stock owned by him. Mr. Hagstrom was required to report this transaction on a Form 5 on or before February 14, 1997. Mr. Hagstrom reported this transaction on a Form 5 filed on February 13, 1998.

                         PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 800 Research Parkway, Oklahoma City, Oklahoma 73104, no later than January 19, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                   OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

                                                                         ANNEX A

                                   FIRST AMENDMENT
                                          TO
                                     UROCOR, INC.
                  SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN

     1. Paragraph 3 of the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan is hereby deleted in its entirety and replaced by the following:

          3. DEDICATED SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (the "Stock"). The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 2,000,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

          In the event that an outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

     2. Except as expressly amended by this First Amendment, the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan shall continue in full force and effect in accordance with its terms.

                                                                         ANNEX B

                                     UROCOR, INC.

                          1997 EMPLOYEE STOCK PURCHASE PLAN


                                  TABLE OF CONTENTS

                                                                         SECTION
ARTICLE I - PURPOSE, COMMITMENT AND INTENT

     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
     Share Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
     Intent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.3
     Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.4

ARTICLE II - DEFINITIONS

     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.2
     Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.3
     Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.4
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.5
     Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.6
     Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.7
     Exercise Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.8
     Fair Market Value or FMV. . . . . . . . . . . . . . . . . . . . . . . . . . .2.9
     Grant Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.10
     Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.11
     Offering Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.12
     Option Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.13
     Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.14
     Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.15
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.16
     Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.17

ARTICLE III - ELIGIBILITY

     General Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.1
     Limitations Upon Participation. . . . . . . . . . . . . . . . . . . . . . . .3.2

ARTICLE IV - PARTICIPATION

     Grant of Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.1
     Payroll Deduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.2
     Payroll Deductions Continuing . . . . . . . . . . . . . . . . . . . . . . . .4.3
     Right to Decrease or Stop Payroll Deductions. . . . . . . . . . . . . . . . .4.4
     Accounting for Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.5


                                         B-1



ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION OF EMPLOYMENT, RETIREMENT OR
DEATH

     In Service Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . .5.1
     Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . .5.2
     Retirement for Age or Disability. . . . . . . . . . . . . . . . . . . . . . .5.3
     Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5.4

ARTICLE VI - EXERCISE OF OPTION

     Purchase of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.1
     Accounting for Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.2
     Issuance of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.3

ARTICLE VII - ADMINISTRATION

     Appointment, Term of Service & Removal. . . . . . . . . . . . . . . . . . . .7.1
     Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.2
     Quorum and Majority Action. . . . . . . . . . . . . . . . . . . . . . . . . .7.3
     Standard of Judicial Review of Committee Actions. . . . . . . . . . . . . . .7.4

ARTICLE VIII - TERMINATION AND AMENDMENT OF THE PLAN

     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.1
     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.2

ARTICLE IX - MISCELLANEOUS

     Plan Not An Employment Contract . . . . . . . . . . . . . . . . . . . . . . .9.1
     All Participants' Rights are Equal. . . . . . . . . . . . . . . . . . . . . .9.2
     Options Granted Are Not Transferable. . . . . . . . . . . . . . . . . . . . .9.3
     Voting of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.4
     No Stockholder Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.5
     Governmental Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .9.6
     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.7
     Indemnification of Committee. . . . . . . . . . . . . . . . . . . . . . . . .9.8
     Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.9
     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.10
     Governing Law; Parties to Legal Actions . . . . . . . . . . . . . . . . . . 9.11

                                     ARTICLE I.

                           PURPOSE, COMMITMENT AND INTENT

     I.1 PURPOSE. The purpose of this Plan is to provide Employees of the Company with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company.

     I.2 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 300,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are cancelled, or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee. Adjustments must be confirmed in writing by the auditors of the Company to be fair and reasonable.

     I.3 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

     I.4 SHAREHOLDER APPROVAL. To be effective, this Plan must be approved by the stockholders of the Company within 12 months before or after the Plan is adopted by the Board of Directors. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.


                                     ARTICLE II

                                    DEFINITIONS

     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

     II.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     II.2   "BOARD OF DIRECTORS" means the board of directors of the Company.

     II.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     II.4 "COMMITTEE" means the committee appointed to administer the Plan which shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

     II.5   "COMPANY" means UroCor, Inc., a Delaware corporation.

     II.6 COMPENSATION" means the Employee's wages from the Company as defined in section 3401(a) of the Code for purposes of Federal income tax withholding at the source, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits; and modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k) of the Code.

     II.7 "EMPLOYEE" means any person who is a common law employee of the Company excluding only those whose customary employment with the Company is 20 hours or less per week.

     II.8 "EXERCISE DATE" means the last business day of the Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

     II.9   "FAIR MARKET VALUE" OR "FMV" of the Stock as of any date means
(a) the average of the high and low sale prices of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

     II.10 "GRANT DATE" means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

     II.11 "OFFERING PERIOD" means the period commencing on October 1, 1997, and ending on June 30, 1998; thereafter, the Offering Periods shall be six month periods commencing on July 1 and January 1.

     II.12 "OPTION" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

     II.13 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

     II.14 "PARTICIPANT" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

     II.15 "PLAN" means the UroCor, Inc. 1997 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

     II.16  "SHARES" means shares of stock.

     II.17  "STOCK" means the Company's common stock, $.01 par value.

                                    ARTICLE III

                                    ELIGIBILITY

     III.1 GENERAL REQUIREMENTS. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

     III.2 LIMITATIONS UPON PARTICIPATION. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

            (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

            (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

            (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.


                                     ARTICLE IV

                                   PARTICIPATION

     IV.1 GRANT OF OPTION. Effective as of the Grant Date the Committee shall grant an Option to each Participant which shall be exercisable only on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant's payroll deduction account at the beginning of the Offering Period. The maximum number of Shares each Participant may be granted during an Offering Period shall be determined by dividing the total amount of the Participant's expected payroll deductions during the Offering Period (determined by multiplying the payroll deductions withheld during the first pay period by the number of complete pay periods during the Offering Period) by 85% of the FMV of the Shares on the Grant Date.

     IV.2 PAYROLL DEDUCTION. In order for a Participant to elect to exercise his Option granted for a given Offering Period, the Participant must complete a payroll deduction form and file it with the Company no earlier than 60 nor later than 5 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his cash compensation no less than one percent nor more than ten percent of his Compensation (only in whole percentages), taken pro rata from the Compensation paid to him by the Company. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time.

     IV.3 PAYROLL DEDUCTIONS CONTINUING. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 60 nor later than 5 days prior to the commencement of the Offering Period for which it is to be effective.

     IV.4 RIGHT TO DECREASE OR STOP PAYROLL DEDUCTIONS. A Participant shall have the right to reduce, but not below one percent, or discontinue payroll deductions beginning on the first day of any calendar quarter by filing an amended payroll deduction form at least five days prior to the beginning of the calendar quarter with the Company.

     IV.5 ACCOUNTING FOR FUNDS. As of each payroll deduction period the Company shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's cash compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Company to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Company.


                                     ARTICLE V

                               IN SERVICE WITHDRAWAL,
                             TERMINATION OF EMPLOYMENT,
                                RETIREMENT OR DEATH


     V.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 5 days prior to the Exercise Date, or such other date as shall be elected by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any given future Offering Period, the Participant must file a new payroll deduction election within the time frame required for participation for that Offering Period.

     V.2 TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason other than death, disability or retirement prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

     V.3 RETIREMENT FOR AGE OR DISABILITY. If a Participant retires for age or disability under the then established rules of the Company, his Exercise Date shall be the last day of the month prior to his retirement for age or disability. At that time his Option shall be exercised in accordance with the terms of the Plan. Then any funds remaining in his payroll deduction account shall be returned to him as soon as administratively feasible.

     V.4 DEATH. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, and there is a joint tenant, with the right or survivorship, named pursuant to the rules of the Committee, the Stock shall be delivered to the named joint tenant. If there is no joint tenant, with the right of survivorship, named, the Stock shall be held until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper beneficiary together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

                                     ARTICLE VI

                                 EXERCISE OF OPTION

     VI.1 PURCHASE OF STOCK. On the Exercise Date of each Offering Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant's account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

     VI.2 ACCOUNTING FOR STOCK. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

     VI.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.


                                    ARTICLE VII

                                   ADMINISTRATION

     VII.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

     VII.2 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

            (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

            (b)     to construe all provisions of the Plan;

            (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

            (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

            (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

            (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

            (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.

     VII.3 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

     VII.4 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document or, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.


                                    ARTICLE VIII

                       TERMINATION AND AMENDMENT OF THE PLAN

     VIII.1 TERMINATION. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     VIII.2 AMENDMENT. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have stockholder approval as set forth in Section 1.4.


                                     ARTICLE IX

                                   MISCELLANEOUS

     IX.1 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     IX.2 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

     IX.3 OPTIONS GRANTED ARE NOT TRANSFERABLE. No Option granted a Participant under this Plan is transferable by the Participant otherwise than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     IX.4 VOTING OF STOCK. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

     IX.5 NO STOCKHOLDER RIGHTS. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in this Plan.

     IX.6 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

     IX.7 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be.

     IX.8 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     IX.9 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

     IX.10 SEVERABILITY. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     IX.11 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.

                                       PROXY
                                    UROCOR, INC.
             THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY THE
             BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 22, 1998

     The undersigned stockholder of UroCor, Inc. (the "Company") hereby appoints William A. Hagstrom and Socrates H. Choumbakos as Proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote all shares of Common Stock of the Company of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Waterford Marriott Hotel, 6300 Waterford Boulevard, Oklahoma City, Oklahoma at 2:00 p.m., C.D.T., Monday, June 22, 1998, or at any adjournment(s) thereof, on the following matters more particularly described in the Proxy Statement dated May 15, 1998.


1. ELECTION OF DIRECTORS: [ ] FOR all the nominees listed [ ] WITHHOLD AUTHORITY
                              (except as indicated to the     to vote for
                              contrary below)                 election of
                                                              directors
   NOMINEES:   Aaron Beam, Jr. and Thomas C. Ramey
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

2. Proposal to approve an amendment to the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan to increase the number of shares for which options may be granted under such plan from 1,700,000 to 2,000,000.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

3. Proposal to approve the UroCor, Inc. 1997 Employee Stock Purchase Plan.

          [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

4. In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

     This proxy, when properly executed, will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the Amendment to the Second Amended and Restated 1992 Stock Option Plan set forth in Item 2 and FOR the 1997 Employee Stock Purchase Plan set forth in Item 3.

                                             Dated:                 , 1998
                                                   -----------------

                                             -----------------------------

                                             -----------------------------
                                             (Signature of Stockholder(s))

                                                Please sign exactly as name
                                             appears hereon.  Joint owners
                                             should each sign.  When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as it appears hereon.

                                                PLEASE MARK, SIGN, DATE AND
                                               RETURN IMMEDIATELY USING THE
                                                    ENCLOSED ENVELOPE.